Exhibit 10.68

EMPLOYMENT AGREEMENT

This Employee Services Agreement (“Agreement”) is entered into as of February 8, 2024 (“Effective Date”) by and between Can B Corp., a Florida corporation (“Company”), and Stanley L. Teeple, a resident of Nevada (“Employee”) and collectively as the Parties (“Parties”). The Parties agree as follows:

I. Services Provided.

Company hereby appoints Employee to serve as its Chief Financial Officer (“CFO”), Secretary, and Employee hereby accepts such appointment. Employee shall provide those services required of an officer of like title of a company of similar size and industry, under the applicable laws of the States in which the Company operates, the federal securities laws and other state and federal laws and regulations, as applicable. Employee shall report to the Company’s President. Employee understands and agrees that travel may be necessary to accomplish his job responsibilities outlined herein. The principal place of Executive’s employment shall be Company’s principal executive office, unless Employee is otherwise required to travel from time to time on Company business during the Employment term.

II. Nature of Relationship

The Employee is entitled to all the rights and benefits along with the responsibilities and obligations of an employee. The Company will provide office equipment, supplies, and other facilities and services, suitable to Employee’s position and adequate for the performance of his duties. Subject to the exceptions set forth herein, Employee shall devote as required, his time, attention, best efforts, energy, and skill to the business of Company during the term of his employment necessary to effectively and efficiently execute all job responsibilities set forth herein. Employee may devote time and attention to other activities that do not compete with Company or interfere with Employee’s obligations, duties and responsibilities to Company hereunder. For the purposes of this Agreement, the term “compete” shall mean business or professional activities, other than passive investments, for which Employee is compensated by an individual or entity other than Company or a parent, subsidiary, or affiliate of Company. This Agreement shall not be interpreted to prohibit Employee from making passive personal investments or conducting private business affairs if those activities do not interfere or conflict with the services required under this Agreement. hold or during the term of Employee’s employment, Employee shall not directly or indirectly acquire, hold, or retain any interest in any business competing with or similar in nature to the business of Company.

III. Compensation

A.	Base Salary. As compensation for Employee’s services, Employee shall receive eighteen thousand seven hundred fifty dollars ($18,750.00) per month (“Base Salary”). The Base Salary shall be paid according to the Company’s standard payroll procedures in effect at the time of payment. In any quarter that the full Base Salary cannot be paid, due solely to cash flow considerations as determined by the Company, the difference between actual amount paid and the Base Salary paid (“Difference”) shall be accrued and deferred per the Company policies and may be paid in shares of the Company’s common stock (“Common Stock”) or preferred stock (“Preferred Stock”), at the Company’s sole discretion, based on the average 30-day closing price for the Company’s Common Stock at the end of the period.

B.	Base Salary Increase. At each annual anniversary of the Agreement, the Base Salary may be increased as determined by the Compensation Committee of the Board of Directors or, if no such committee, the Board of Directors, but in no case shall the increase be less than five percent (5%).

C.	Incentive Bonus. Employee is eligible to receive cash and or stock bonuses (each, an “Incentive Bonus”) as otherwise determined by the Company’s Compensation Committee or the Board of Directors.

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D.	Incentive Stock Option Plan. Employee shall receive a stock bonus in accordance with the Company’s Incentive Stock Option Plan (“ISOP”) in an amount of one-hundred thousand dollars ($100,000) per year of the Agreement and valued at fair market value, such issuance shall be issued on the anniversary of each subsequent year of employment. The other terms of such options shall be as approved by the Compensation Committee or board of directors, as applicable, pursuant to an approved Award Notice and Award Agreement.

F.	Benefits. During the Term (defined below), from the Effective Date through the Initial Term of Employee’s engagement with the Company, including following termination unless terminated for Cause or Employee resigns, and during any renewal term if not terminated during the Initial Term, Employee shall be entitled to participate in any welfare, health and life insurance and pension benefit and incentive programs, including sick pay and vacation time, as may be adopted from time to time by the Company on the same basis as that provided to similarly situated employees or employees of the Company generally. Until the Company has such plans in place the Company shall reimburse the Employee as follows:

i. To the extent that no Welfare Benefit Plan is in place, reimbursement, up to a maximum amount of $2,000 per month, for the actual cost paid by Employee for a family medical, and dental insurance program, and for reimbursement for the cost of personal life insurance at two (2) times the annual Base Salary. Such policies may be payable to the Employee designee.

ii. Automobile-related allowance of $1,200 per month.

iii. A flat rate home office allowance of $1,200 per month.

G.	Reimbursement for Business Expenses. During the Term, the Company shall reimburse Employee for all reasonable expenses incurred by Employee in performing Employee’s duties for the Company, on the same basis as similarly situated Employees of the Company generally and in accordance with the Company’s policies as in effect from time to time, provided that the Company consented to the expenses in writing prior to such expenses being incurred.

H.	Nascent Pharma LLC Bonus. During the term of this Agreement, and until February 8, 2034, regardless of employment status, Employee shall receive quarterly distributions equal to two percent (2%) of the total gross revenues received by Can B Corp. from Nascent Pharma LLC. This Section III H. shall survive and remain in force for Sections VI D, E, F, and H.

IV. Indemnification and Insurance

The Company hereby fully agrees to hold harmless and indemnify Employee pursuant to the Indemnity Agreement attached as Exhibit A to this Agreement.

V. Term of Agreement

This Agreement shall be in effect from the Effective Date hereof and continue for an initial term of three (3) years (“Initial Term”). This Agreement shall be renewed for an additional three (3) year renewal term (“Renewal Term”) unless either party gives notice of its intent to not to renew the Agreement at least thirty (30) days prior to the expiration of the applicable Initial Term. Failure to renew this Agreement upon the expiration of the Initial Term shall not constitute a termination of this Agreement by either party. The Initial Term together with all applicable Renewal Terms is referred to herein as the “Term.”

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VI. Employee Termination

A.	Right to Terminate. The Company may terminate Employee’s employment under this Agreement with or without Cause at any time, and Employee may resign under this Agreement with or without Good Reason at any time, by providing written notice to the other party. As used herein, “Cause” shall mean: (i) the plea of guilty or nolo contendere to, conviction for, or the commission of, a felony offense by Employee that is not in connection with Employee’s duties or services to the Company and which will be expected to have a material adverse impact on the Company; (ii) a material breach by Employee of this Agreement that is not cured within ten (10) days from written notice by the Company; (iii) a knowing and material violation by Employee of any Company policy that is not cured within ten (10) days following notice by the Company, (iv) Employee’s failure to meet performance goals agreed to by the Employee and the Company’s Board of Directors that is not cured within (10) days following notice from the Company, (v) Employee’s disparagement of the Company or its officers or directors, or (vi) Employee’s willful failure to perform or gross negligence in performing Employee’s duties owed to the Company (including as reasonably directed by the Board of Directors), after ten (10) days written notice delivered to Employee by the Board, which notice specifies such failure or negligence and provides Employee an opportunity to cure within such ten (10) day period. As used herein, “Good Reason” shall mean: (i) a diminution in the Employee’s Base Salary of 10% or more; (ii) a material diminution in the Employee’s authority, duties or responsibilities; (iii) a material change in the geographic location at which the Employee must perform services; (iii) any action or inaction that constitutes a material breach by the Company of this Agreement, or (iv) Employee is required to resign as a result of the Company’s breach with a third party.

B.	Termination for Cause or without Good Reason. Upon Employee’s (i) termination of employment by the Company for Cause prior to the expiration of the Term, or (ii) resignation without Good Reason prior to the expiration of the Term, this Agreement shall terminate without further obligation by the Company, except Employee shall be entitled, if applicable, to all Base Salary previously earned, amounts due under benefit plans and profit sharing plans, and reimbursement of business expenses accrued but unpaid through the date of termination, payable thirty (30) days following such termination, or such sooner time as required by law.

C.	Period to Cure Good Reason. For the Employee to be able to terminate his employment with the Company on account of Good Reason, except for Good Reason in subsection (iv) of its definition, he must provide notice of the occurrence of the event constituting Good Reason and his desire to terminate his employment with the Company on account of such within ninety (90) days following the initial existence of the condition constituting Good Reason, and the Company must have a period of thirty (30) days following receipt of such notice to cure the condition. If the Company does not cure the event constituting Good Reason within such thirty (30) day period, the Employee’s termination date shall be the day immediately following the end of such thirty (30) day period, unless the Company provides for an earlier termination date.

D.	Termination by the Employee with Good Reason or by the Company without Cause. Upon termination of Employee’s employment prior to the expiration of the Initial Term by the Company without Cause or by Employee for Good Reason then:

i. The Company shall pay Employee a severance payment in the amount of all Base Salary due the employee for the remaining Initial Term of the Agreement, including consideration for each annual Base Salary increase per Section III A. and B. above.

ii. Notwithstanding anything to the contrary contained herein, the Company’s obligation to pay and the Employee’s right to receive any severance pay under this Section or other remuneration due under this Agreement, including the right to exercise its vested options shall be conditioned upon Employee’s execution of the Company’s standard waiver and release agreement substantially in the form contained herewith as Exhibit B (“Release Agreement”). Should Employee fail to execute and return to the Company the Release Agreement within fourteen (14) days from the date of Employee’s termination without Cause, Employee shall forfeit all right to receive severance payments pursuant to this Section or to exercise his vested options.

E.	Termination upon Death. Employee’s employment hereunder shall terminate upon his death, in which event the Company shall pay to such person as the Employee shall designate in a written notice filed with the Company, or if no such person shall have been designated to his estate, all salary, amounts due under benefit plans and profit-sharing plans, vested shares and reimbursement of business expenses though the date of termination plus of the remainder of his Base Salary for the remaining Initial Term of the Agreement.

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F.	Termination upon Disability. If as a result of a permanent mental or physical disability, Employee shall have been unable to perform his duties hereunder on a full-time basis for three (3) consecutive months and, within thirty (30) days after the Company notifies Employee in writing that it intends to replace him, (which notice can be given at the end of the second month during such three-month period), Employee shall not have returned to the complete performance of his duties on a full time basis, the employer shall be entitled to terminate Employee’s employment. For the purposes of this Agreement, “Disability” shall mean the Employee (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) receiving income replacement benefits for a period of not less than three (3) months under an accident or health plan covering employees of the Company. In addition, Employee shall, upon his Disability, have the right to terminate his employment with the Company. If such employment is terminated (whether by the Company or Employee) as a result of Employee’s Disability, then the Company shall pay to Employee all salary, amounts due under benefit plans and profit-sharing plans, and reimbursement of business expenses, through the date of termination plus the remaining Base Salary for the Initial Term of this Agreement.

G.	Vesting of Stock. On the date of termination for any reason, Employee shall only be entitled to the value of the shares of any class of stock vested on or before the date of termination of employment, if any shares have vested by that date, in accordance with the vesting schedule outlined in the applicable Award Notice and Award Agreement or other documentation between Employee and the Company governing the vesting of such shares. As of the date of termination, all vesting options will lapse with respect to all of Employee’s then-unvested shares of any class of stock. Notwithstanding anything to the contrary contained herein, should the Employee be terminated for Cause, then all options granted Employee, whether vested or unvested, shall be forfeited by Employee and shall terminate.

H.	Termination by acquisition or merger. In the event of a merger or acquisition involving the Company where this Agreement is terminated, the Company shall arrange to pay Employee according to Section VII(D) of this Agreement plus 6-months Base Salary.

I.	Return of Materials. Upon (a) termination of this Agreement for any reason, or (b) the Company’s request at any time during the Term, the Employee agrees to (i) provide or return to the Company any and all Company property, including but not limited to any electronic equipment, keys, key cards, access cards, identification cards, security devices, employer credit cards, network access devices, computers, cell phones, smartphones, equipment, files, e-mail messages, thumb drives or other removable information storage devices, and data and all Company documents and materials belonging to the Company and stored in any fashion, including but not limited to those that constitute or contain any Confidential Information or work product, that are in the possession or control of Employee, whether they were provided to Employee by the Company or any of its business associates or created by Employee in connection with his employment with the Company; (ii) delete or destroy all copies of any such documents and materials not returned to the Company that remain in Employee’s possession or control, including those stored on any non-Company devices, networks, storage locations, and media in Employee’s possession or control, and provide written confirmation of such deletion or destruction to the Company; and (iii) not access or use or permit or assist others in accessing or using any facilities or information technology resources belonging to the Company, such as, without limitation, Team Drive/Google Drive or Dropbox, in any manner after such event.

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VII. Proprietary Rights

A.	Intellectual Property Ownership. The parties hereto agree that nothing contained in this Agreement shall grant Employee any right or title in or to any writing, works of authorship, technology, invention, discovery, technique, idea, concept, research, proposal, material, improvement, device, design, apparatus, practice, process, method, product, or other work product of any nature whatsoever, whether or not patentable or copyrightable (“Intellectual Property”) owned or licensed by the Company, and the Company shall remain the sole and exclusive owner or licensee, as applicable, of all such Intellectual Property.

B.	Employee Inventions. The Employee shall promptly disclose in writing to the Company as set forth below complete information concerning each and every work of Intellectual Property made, developed, perfected, devised, conceived, produced, created or first reduced to practice by the Employee individually or jointly with others, during the Term during working hours with the Company or using the Company’s property, facilities or resources or which relate either directly or indirectly to the services or products of the Company developed or being developed by the Company which are known to the Employee (“Employee Inventions”). The Employee acknowledges and agrees that any and all of said Employee Inventions are the property of the Company and hereby assigns and agrees to assign to the Company any and all of his right, title and interest in and to any and all of such Employee Inventions. The Employee shall execute any documents requested by the Company (which shall be prepared at the Company’s expense), including but not limited to patent and copyright applications and registrations, and shall perform any and all further acts deemed necessary or desirable by the Company in order to confirm, exploit, or enforce the rights herein granted and assigned by the Employee to the Company. The provisions of this Article VIII shall not apply to any Employee Invention meeting each of the following conditions: (i) such Employee Invention was developed entirely on the Employee’s own time, (ii) such Employee Invention was made without the use of any Company equipment, supplies, facility or confidential information, (iii) such Employee Invention does not relate to any service or product of the Company in place or planned or to any research or development efforts of the Company during the Term which are known or should be known to the Employee, and (iv) such Employee Invention does not result from any work or service performed by the Employee on behalf of or for the Company. The Employee shall promptly disclose all Employee Inventions to the Board of Directors and perform all actions reasonably requested by the Board of Directors to establish and confirm ownership thereof by the Company.

C.	Work Made for Hire, Assignment. Employee acknowledges that, by reason of being employed by the Company, to the extent permitted by law, all Employee Inventions consisting of copyrightable subject matter is “work made for hire” as defined in 17 U.S.C. section 101 and such copyrights are therefore owned by the Company. To the extent that the foregoing does not apply, Employee hereby irrevocably assigns to the Company, for no additional consideration, Employee’s entire right, title, and interest in and to all Employee Inventions and Intellection Property rights therein, including the right to sure, counterclaim, and recover for all past, present, and future infringement, misappropriate, or dilution thereof, and all rights corresponding thereto throughout the world. Nothing contained in this Agreement shall be construed to reduce or limit the Company’s rights, title, or interest in any Employee Inventions or intellection property rights therein so as to be less in any respect than Company would have had in the absence of this Agreement.

D.	Further Assurances; Power of Attorney. During and after his employment, Employee agrees to reasonably cooperate with the Company to (a) apply for, obtain, perfect, and transfer to Company the Employee Inventions as well as any and all intellectual property rights in the Employee Inventions in any jurisdiction in the world; and (b) maintain, protect, and enforce the same, including, without limitation, giving testimony and executing and delivering to the Company any and all applications, oaths, declarations, affidavits, waivers, assignments, and other documents and instruments as shall be requested by Company. Employee hereby irrevocably grants the Company power of attorney to execute and deliver any such documents on Employee’s behalf in his name and to do all other lawfully permitted acts to transfer the Employee Inventions to the Company and further the transfer, prosecution, issuance, and maintenance of all intellection property rights therein, to the full extent permitted by law, if Employee does not promptly cooperate with Company’s request (without limiting the rights Company shall have in such circumstances by operation of law). The power of attorney is coupled with an interest and shall not be affected by Employee’s subsequent incapacity.

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VIII. Employee Representations and Warranties. Employee hereby represents and warrants as follows:

A.	As of the Effective Date, that Employee (i) has the necessary power and authority and the legal right to enter into this Agreement and perform Employee’s obligations hereunder, and (ii) has taken all necessary action on Employee’s part required to authorize the execution and delivery of this Agreement and the performance of Employee’s obligations hereunder. This Agreement has been duly executed and delivered on behalf of Employee, and constitutes a legal, valid, binding obligation of Employee and is enforceable against him in accordance with its terms subject to the effects of bankruptcy, insolvency or other laws of general application affecting the enforcement of creditor rights and judicial principles affecting the availability of specific performance and general principles of equity whether enforceability is considered a proceeding at law or equity.

B.	Employee represents and warrants that all services rendered in accordance with this Agreement shall meet the standards and quality expected by Company, as set forth in writing in the Company’s policies, so as to enhance the associated goodwill of the Company.

C.	Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any applicable law, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Employee is subject, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Employee is a party or by which it is bound or to which any of his assets are subject.

D.	Employee shall comply with all applicable laws, ordinances, rules, and regulations of the states and cities in which it is operating, including but not limited to, local fire codes, zoning regulations, and occupancy codes. Employee shall promptly provide to the Company copies of all communications to or from the any governmental entity that relate to noncompliance, or alleged noncompliance, with any laws or other government requirements.

E.	Employee acknowledges and agrees that any and all securities issued pursuant to this Agreement (“Securities”) are characterized as “restricted securities” under applicable U.S. federal and state securities laws, including Rule 144 promulgated by the Securities and Exchange Commission (“SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), and that pursuant to these laws, Employee must hold the Securities indefinitely unless subsequently registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available. Neither the Company nor any other person is under any obligation to register the Securities under the Securities Act or otherwise. The Employee understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities. It is further understood that the stock certificates representing the Securities may bear one or more legends restricting the transfer of the Securities or as otherwise required by applicable law. Employee is acquiring the Securities for Employee’s own account for investment only and not with a view towards the public sale or distribution thereof and not with a view to or for sale in connection with any distribution thereof. Employee (i) understands that its investment in Securities involves a high degree of risk, (ii) is experienced in making investments of the kind described in this Agreement, (iii) is able to afford the entire loss of its investment in the Securities, and (v) has no need for liquidity in its investment in Securities. Employee has received and reviewed the Company’s governing documents including, but not limited to, its Articles of Incorporation, Bylaws and Shareholder Agreements, and hereby agrees to be bound thereto and abide by the provisions thereof. Employee has been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by the Employee. Employee has been afforded the opportunity to ask questions of the Company and has received complete and satisfactory answers to any such inquiries. If desired, Employee has consulted its own advisors with respect to its proposed purchase of the Securities. Except as set forth herein, no representations or warranties have been made to Employee by the Company, or any officer, partner, agent, representative, employee or affiliate thereof and, in entering into this transaction, Employee is not relying upon any information, other than that contained herein. Employee did not learn of the Securities by way of general solicitation and was not solicited by any person or entity without a pre-existing relationship with Employee.

F.	The representations of this Article shall survive termination of this Agreement.

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IX. Sole Agreement

This Agreement supersedes all prior or contemporaneous written or oral understandings or agreements, and may not be added to, modified, or waived, in whole or in part, except by a writing signed by the party against whom such addition, modification or waiver is sought to be asserted. Upon execution of this Agreement, Employee’s previous employment agreement with the Company is terminated and of no further force or effect.

X. Assignment

This Agreement and all of the provisions hereof shall be binding upon and insure to the benefit of the parties hereto and their respective successors and permitted assigns and, except as otherwise expressly provided herein, neither this Agreement, nor any of the rights, interests or obligations hereunder shall be assigned by either of the parties hereto without the prior written consent of the other party.

XI. Notices

All notices or other communications required or permitted hereunder shall be in writing shall be deemed duly given (i) if by personal delivery, when so delivered, (ii) if mailed, three (3) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid and addressed to the intended recipient, (iii) if sent through an overnight delivery service in circumstances to which such service guarantees next day delivery, the following day, or (iv) when sent by facsimile with telephonic confirmation or electronic mail with confirmation of transmission by the transmitting equipment, the same day, in each case to the addresses, facsimile numbers, or electronic mail addresses designated in writing by each party hereto to the other party. Any party may change the address, facsimile number, or electronic mail address to which notices and other communications hereunder are to be delivered by giving the other party notice in the manner herein set forth.

XII. Survival of Obligations

Notwithstanding the expiration of termination of this Agreement, neither party hereto shall be released hereunder from any liability or obligation to the other which has already accrued as of the time of such expiration or termination or which thereafter might accrue in respect of any act or omission of such party prior to such expiration or termination.

XIII. Severability

The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement. In the event any provision or term hereof is deemed to have exceeded applicable legal authority or shall be in conflict with applicable legal limitations, such provision shall be reformed and rewritten as necessary to achieve consistency and compliance with such applicable law.

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Exhibit 10.68

XIV. Governing Laws

This Agreement will be construed in accordance with the laws of the state of New York, without resort to conflict of law principles.

XV. Attorneys’ Fees

If either party brings a claim or lawsuit against the other party to this Agreement to interpret or enforce any of the terms of this Agreement, the prevailing party shall, in addition to all other damages, be entitled to reasonable attorneys’ fees and costs, costs of witnesses, and costs of investigation from the non-prevailing party.

XVI. Waiver

Either party’s failure to enforce any right resulting from a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach by the other party.

XVII. Force Majeure

If and to the extent that any party may be precluded by acts of God, authority of law, war, acts of terrorists, strikes, lockouts, casualties, pandemics, viruses or other causes beyond its reasonable control from performance hereunder, such performance (except for payment of amounts due hereunder) shall be excused to the extent that it is necessitated by such causes beginning on the date in which written notice of a party’s inability to perform is received by the other party at the respective addresses provided below. Such notice must be given at least thirty (30) days in advance of the scheduled performance date. Any delay in performance in excess of thirty (30) days beyond the scheduled performance date shall be considered an irreparable delay and the party whose performance is not impaired shall have the right to cancel performance.

XVIII. Further Assurances

The parties hereby agree to execute and deliver such further and other documents and perform or cause to be performed such further acts and things as may be necessary or desirable to give full effect to this Agreement.

XIX. Interpretation

The division of this Agreement into articles and sections and the insertion of headings are for convenience of reference only and shall not affect the interpretation or construction of the Agreement or any provision hereof. Words importing the singular number only shall include the plural, and vice versa, words importing the masculine gender shall include the feminine gender and neuter gender, and vice versa, and words importing persons shall include a natural person, firm, trust, partnership, association, corporation, government board, agency or instrumentality.

XX. Counterparts

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. The parties hereto confirm that any electronic copy of another party’s executed counterpart of this Agreement (or such party’s signature page thereof) shall be deemed to be an executed original thereof.

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XXI. Arbitration; Equitable Remedies

To the fullest extent allowed by law, any controversy, claim or dispute between Employee and the Company (and/or any of its owners, directors, officers, employees, affiliates, or agents) relating to or arising out of Employee’s employment or the cessation of that employment will be submitted to final and binding arbitration in the County of Nassau, State of New York, for determination in accordance with the American Arbitration Association’s (“AAA”) National Rules for the Resolution of Employment Disputes, as the exclusive remedy for such controversy, claim or dispute. In any such arbitration, the parties may conduct discovery in accordance with the applicable rules of the arbitration forum, except that the arbitrator shall have the authority to order and permit discovery as the arbitrator may deem necessary and appropriate in accordance with applicable state or federal discovery statutes. The arbitrator shall issue a reasoned, written decision, and shall have full authority to award all remedies which would be available in court. The parties shall share the filing fees required for the arbitration, provided that Employee shall not be required to pay an amount in excess of the filing fees required by a federal or state court with jurisdiction. The Company shall pay the arbitrator’s fees and any AAA administrative expenses. The award of the arbitrator shall be final and binding upon the parties and may be entered as a judgment in any New York court of competent jurisdiction and the parties hereby consent to the exclusive jurisdiction of the courts of New York. Possible disputes covered by the above include (but are not limited to) unpaid wages, breach of contract, torts, violation of public policy, discrimination, harassment, or any other employment-related claims under laws including but not limited to, Title VII of the Civil Rights Act of 1964, the Americans With Disabilities Act, the Age Discrimination in Employment Act, and any other statutes or laws relating to an employee’s relationship with his/her employer, regardless of whether such dispute is initiated by the employee or the company. Thus, this bilateral arbitration agreement applies to any and all claims that the Company may have against an employee, including but not limited to, claims for misappropriation of company property, disclosure of proprietary information or trade secrets, interference with contract, libel, gross negligence, or any other claim for alleged wrongful conduct or breach of the duty of loyalty by an employee. However, notwithstanding anything to the contrary contained herein, in addition to any other remedies available to it at law or in equity, the Company and Employee shall have their respective rights to seek and obtain injunctive relief (without the requirement of posting a bond or other form of security) with respect to any controversy, claim or dispute to the extent permitted by law. Claims for workers’ compensation benefits and unemployment insurance (or any other claims where mandatory arbitration is prohibited by law) are not covered by this arbitration agreement, and such claims may be presented by either Employee or the Company to the appropriate court or government agency. BY AGREEING TO THIS BINDING ARBITRATION PROVISION, BOTH EMPLOYEE AND THE COMPANY GIVE UP ALL RIGHTS TO TRIAL BY JURY. This arbitration agreement is to be construed as broadly as is permissible under applicable law.

XXII. Confidentiality

A.	Obligation to Keep Confidential. Employee shall hold in strict confidence any and all Confidential Information he received or may receive regarding the Company, its business plan, operations, Intellectual Property, and other trade secrets, and may not disclose such information to any person except as provided herein. The provisions of this Article XXIII shall survive termination of this Agreement.

B.	Definition. For purposes of this is Agreement, “Confidential Information” includes, but is not limited to, all information not generally known to the general public, in spoken, printed, electronic or any other form or medium, relating directly or indirectly to: business processes, practices, methods, policies, plans, publications, documents, operations, services, techniques, agreements, contracts, terms of agreements, transactions, potential transactions, negotiations, pending negotiations, know-how, trade secrets, supplier information, vendor information, financial information, results, accounting information, accounting records, legal information, marketing information, pricing information, credit information, payroll information, personnel information, supplier lists, vendor internal controls, customer information, manufacturing processes or its businesses or any existing or prospective customer, supplier, investor or other associated third party, or of any other person or entity that has entrusted information to Company in confidence. Employee understands that the above list is not exhaustive, and that Confidential Information also includes other information that is marked or otherwise identified as confidential or proprietary, or that would otherwise appear to a reasonable person to be confidential or proprietary in the context and circumstances in which the information is known or used. Employee understands and agrees that Confidential Information includes information developed by him in the course of his employment by Company as if Company furnished the same Confidential Information to Employee in the first instance. Confidential Information shall not include information that is generally available to and known by the public at the time of disclosure to Employee; provided that, such disclosure is through 110 direct or indirect fault of Employee or person(s) acting on Employee’s behalf.

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C.	Company Creation and Use of Confidential Information. Employee understands and acknowledges that Company has invested, and continues to invest, substantial time, money, and specialized knowledge into developing its resources, creating a customer base, generating customer and potential customer lists, training its employees, and improving its offerings in the field of cannabis cultivation, manufacturing, distribution and sale. Employee understands and acknowledges that as a result these efforts, Company has created, and continues to use and create Confidential Information. This Confidential Information provides Company with a competitive advantage over others in the marketplace.

D.	Disclosure and Use Restrictions. The Employee agrees and covenants: (i) to treat all Confidential Information as strictly confidential; (ii) not to directly or indirectly disclose, publish, communicate, or make available Confidential Information, or allow it to be disclosed, published, communicated, or made available, in whole or part, to any entity or person whatsoever (including other employees of Company) not having a need to know and authority to know and use the Confidential Information in connection with the business of Company and, in any event, not to anyone outside of the direct employ of Company except as required in the performance of Employee’s authorized employment duties to or with the prior consent of other members of the Board of Directors acting on behalf of Company in each instance (and then, such disclosure shall be made only within the limits and to the extent of such duties or consent); and (iii) not to access or use any Confidential Information, and not to copy any documents, records, files, media, or resources containing any Confidential Information, or remove any such documents, records, files, media, or other resources from the premises or control of Company, except as required in the performance of Employee’s authorized employment duties to Company or with the prior consent of members of the Board of Directors acting on behalf of Company in each instance (and then, such disclosure shall be made only within the limits and to the extent of such duties or consent). Nothing herein shall be construed to prevent disclosure of Confidential Information as may be required by applicable law or regulation, or pursuant to the valid order of a court of competent jurisdiction or an authorized government agency, provided that the disclosure does not exceed the extent of disclosure required by such law, regulation, or order. Employee shall promptly provide written notice of any such order to the Board of Directors.

XXIII. Non-Disparagement

No party will disparage or otherwise publish or communicate derogatory statements or opinions about any other party or their respective affiliates, practices, businesses, personnel, to any person or entity, be it orally, in writing, or otherwise. For purposes of this Agreement, “derogatory” means a statement that detracts from one’s character, standing, or reputation. The provisions of this Section shall survive termination of this Agreement.

XXIV. No Solicitation

While Employee is an employee of the Company, and for a period of one (1) year after termination, Employee shall not, directly or indirectly, solicit, hire, recruit, attempt to hire or recruit, or induce the breach or termination of employment of any employee, contractor, or service provider of the Company, Furthermore, for a period of one (1) year immediately following the termination of this Agreement for any reason, whether voluntary or involuntary, Employee shall, directly or indirectly, solicit any of the Company’s customers or divert or attempt to divert from the Company any business the Company had enjoyed or solicited from its customers or potential customers prior to termination of Employee’s employment. This provision will survive termination of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed by their duly authorized officers, as of the date first written above and replaces any and all prior agreement whether in writing or orally.

CAN B CORP.

/s/ Marco Alfonsi
Marco Alfonsi, CEO

EMPLOYEE

/s/ Stanley Teeple
Stanley L. Teeple

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EXHIBIT A

INDEMNITY AGREEMENT

This Indemnity Agreement (“Agreement”) is made and entered into this 8th day of February 2024, by and between Can B Corp., a Florida corporation (the “Company”), and the undersigned employee (“Employee”).

RECITALS

WHEREAS, Employee performs a valuable service to the Company in his capacity as the Company’s, CFO, Secretary, and Member of the Board of Directors.

WHEREAS, the Company has adopted Bylaws (the “Bylaws”) providing for the indemnification of the directors, officers, Employees and other agents, including persons serving at the request of the Company in such capacities with other corporations or enterprises; and

WHEREAS, in order to induce Employee to continue to serve the Company, the Company has determined and agreed to enter into this Agreement with Employee.

NOW, THEREFORE, in consideration of Employee’s continued service after the date hereof, the parties hereto agree as follows:

AGREEMENT

1. Indemnity of Employee. The Company hereby agrees to hold harmless and indemnify Employee to the fullest extent authorized or permitted by the provisions of the Bylaws and applicable law against any and all expenses (including attorneys’ fees), witness fees, damages, judgments, fines and amounts paid in settlement and any other amounts that Employee becomes legally obligated to pay because of any claim or claims made against or by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, arbitrational, administrative or investigative (including an action by or in the right of the Company) to which Employee is, was or at any time becomes a party, or is threatened to be made a party, by reason of the fact that Employee is, was or at any time becomes a director, officer, Employee or other agent of Company, or is or was serving or at any time serves at the request of the Company as a director, officer, Employee or other agent of another corporation, partnership, joint venture, trust, Employee benefit plan or other enterprise.

2. Limitations on Indemnity. No indemnity shall be paid by the Company:

(a) on account of any claim against Employee solely for an accounting of profits made from the purchase or sale by Employee of securities of the Company pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state or local statutory law;

(b) on account of Employee’s conduct that is established by a final judgment as knowingly fraudulent or deliberately dishonest or that constituted willful misconduct;

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(c) on account of Employee’s conduct that is established by a final judgment as constituting a breach of Employee’s duty of loyalty to the Company or resulting in any personal profit or advantage to which Employee was not legally entitled;

(d) for which payment is actually made to Employee under a valid and collectible insurance policy or under a valid and enforceable indemnity clause, bylaw or agreement, except in respect of any excess beyond payment under such insurance, clause, bylaw or agreement;

(e) if indemnification is not lawful (and, in this respect, both the Company and Employee have been advised that the Securities and Exchange Commission believes that indemnification for liabilities arising under the federal securities laws is against public policy and is, therefore, unenforceable and that claims for indemnification should be submitted to appropriate courts for adjudication); or

(f) in connection with any proceeding (or part thereof) initiated by Employee, or any proceeding by Employee against the Company or its directors, officers, Employees or other agents, unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the board of directors of the Company, (iii) such indemnification is provided by the Company, in its sole discretion, pursuant to the powers vested in the Company under the NYCRR, or (iv) the proceeding is initiated pursuant to Section 9 hereof.

3. Continuation of Indemnity. All agreements and obligations of the Company contained herein shall continue during the period Employee is a director, officer, Employee or other agent of the Company (or is or was serving at the request of the Company as a director, officer, Employee or other agent of another corporation, partnership, joint venture, trust, Employee benefit plan or other enterprise) and shall continue thereafter so long as Employee shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal, arbitrational, administrative or investigative, by reason of the fact that Employee was serving in the capacity referred to herein.

4. Partial Indemnification. Employee shall be entitled under this Agreement to indemnification by the Company for a portion of the expenses (including attorneys’ fees), witness fees, damages, judgments, fines and amounts paid in settlement and any other amounts that Employee becomes legally obligated to pay in connection with any action, suit or proceeding referred to in Section 1 hereof even if not entitled hereunder to indemnification for the total amount thereof, and the Company shall indemnify Employee for the portion thereof to which Employee is entitled.

5. Notification and Defense of Claim. Not later than thirty (30) days after receipt by Employee of notice of the commencement of any action, suit or proceeding, Employee will, if a claim in respect thereof is to be made against the Company under this Agreement, notify the Company of the commencement thereof; but the omission so to notify the Company will not relieve it from any liability which it may have to Employee otherwise than under this Agreement. With respect to any such action, suit or proceeding as to which Employee notifies the Company of the commencement thereof:

(a) the Company will be entitled to participate therein at its own expense;

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(b) except as otherwise provided below, the Company may, at its option and jointly with any other indemnifying party similarly notified and electing to assume such defense, assume the defense thereof, with counsel reasonably satisfactory to Employee. After notice from the Company to Employee of its election to assume the defense thereof, the Company will not be liable to Employee under this Agreement for any legal or other expenses subsequently incurred by Employee in connection with the defense thereof except for reasonable costs of investigation or otherwise as provided below. Employee shall have the right to employ separate counsel in such action, suit or proceeding but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be at the expense of Employee unless (i) the employment of counsel by Employee has been authorized by the Company, (ii) Employee shall have reasonably concluded, and so notified the Company, that there is an actual conflict of interest between the Company and Employee in the conduct of the defense of such action or (iii) the Company shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of Employee’s separate counsel shall be at the expense of the Company. The Company shall not be entitled to assume the defense of any action, suit or proceeding brought by or on behalf of the Company or as to which Employee shall have made the conclusion provided for in clause (ii) above; and

(c) the Company shall not be liable to indemnify Employee under this Agreement for any amounts paid in settlement of any action or claim affected without its written consent, which shall not be unreasonably withheld. The Company shall be permitted to settle any action except that it shall not settle any action or claim in any manner which would impose any penalty or limitation on Employee without Employee’s written consent, which may be given or withheld in Employee’s sole discretion.

6. Expenses. The Company shall advance, prior to the final disposition of any proceeding, promptly following request therefore, all expenses incurred by Employee in connection with such proceeding upon receipt of an undertaking by or on behalf of Employee to repay said amounts if it shall be determined ultimately that Employee is not entitled to be indemnified under the provisions of this Agreement, the Bylaws, applicable law or otherwise.

7. Enforcement. Any right to indemnification or advances granted by this Agreement to Employee shall be enforceable by or on behalf of Employee in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, in whole or in part, or (ii) no disposition of such claim is made within ninety (90) days of request therefore. Employee, in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting his claim. It shall be a defense to any action for which a claim for indemnification is made under Section 1 hereof (other than an action brought to enforce a claim for expenses pursuant to Section 6 hereof, provided that the required undertaking has been tendered to the Company) that Employee is not entitled to indemnification because of the limitations set forth in Section 2 hereof. Neither the failure of the Company (including its board of directors or its stockholders) to have made a determination prior to the commencement of such enforcement action that indemnification of Employee is proper in the circumstances, nor an actual determination by the Company (including its board of directors or its stockholders) that such indemnification is improper shall be a defense to the action or create a presumption that Employee is not entitled to indemnification under this Agreement or otherwise.

8. Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Employee, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company effectively to bring suit to enforce such rights.

9. Non-Exclusivity of Rights. The rights conferred on Employee by this Agreement shall not be exclusive of any other right which Employee may have or hereafter acquire under any statute, provision of the Company’s Articles of Incorporation or Bylaws, agreement, vote of stockholders or directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding office.

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10. Survival of Rights.

(a) The rights conferred on Employee by this Agreement shall continue after Employee has ceased to be a director, officer, Employee or other agent of the Company or to serve at the request of the Company as a director, officer, Employee or other agent of another corporation, partnership, joint venture, trust, Employee benefit plan or other enterprise and shall inure to the benefit of Employee’s heirs, executors and administrators.

(b) The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

11. Severability. Each of the provisions of this Agreement is a separate and distinct agreement and independent of the others, so that if any provision hereof shall be held to be invalid for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions hereof. Furthermore, if this Agreement shall be invalidated in its entirety on any ground, then the Company shall nevertheless indemnify Employee to the fullest extent provided by the Bylaws, the NYCRR or any other applicable law.

12. Governing Law. This Agreement shall be interpreted and enforced in accordance with the laws of the State of New York.

13. Amendment and Termination. No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by both parties hereto.

14. Identical Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute but one and the same Agreement. Only one such counterpart need be produced to evidence the existence of this Agreement.

15. Headings. The headings of the sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

16. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given (i) upon delivery if delivered by hand to the party to whom such communication was directed or (ii) upon the third business day after the date on which such communication was mailed if mailed by certified or registered mail with postage prepaid to the parties address of record, or to such other address as may have been furnished to Employee by the Company.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

CAN B CORP.

By:	Marco Alfonsi, CEO

EMPLOYEE

Stanley L. Teeple

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EXHIBIT A

RELEASE AGREEMENT

This Release Agreement (“Agreement”) is made effective in accordance with Section 4 below, by and between CAN B CORP. (“CANB” or the “Company”) and Stanley L. Teeple (the “Employee”).

1. Employment Agreement. Employee understands and agrees that this Agreement is entered into in consideration for certain severance benefits and other promises made by the Company pursuant to the Employment Agreement that Employee executed with the Company (the “Employment Agreement”), and that Employee is not entitled to receive any severance benefits unless and until this Agreement has become effective and irrevocable pursuant to Section 4, below.

2. Release of Claims and Rights. Employee, on behalf of himself and all of his heirs, family members, executors, accountants, administrators, attorneys, agents, assigns, successors and representatives, fully and forever releases, acquits and discharges the Company and all of its affiliates, successors, predecessors, assigns, parents, subsidiaries, divisions (whether incorporated or unincorporated), and all of its and their past and present owners, directors, officers, trustees, employees and agents (in their individual and representative capacities) (collectively, the “Released Parties”) from and for all manner of claims, actions, suits, charges, grievances and/or causes of action, in law or in equity, existing by reason of and/or based upon any fact or set of facts, known or unknown, existing from the beginning of time through the date Employee signs this Agreement, whether known or unknown, suspected or unsuspected. For illustration purposes, the released claims include, but are not limited to, all claims and actions for or related to breach of implied or express contract; promissory estoppel; conversion; invasion of privacy; intentional infliction of emotional distress; negligence; fraud; defamation; wrongful discharge; discrimination; harassment; public policy violation; retaliation; any other claim or cause of action Seaman may have under the Age Discrimination in Employment Act (“ADEA”), the Older Workers Benefit Protection Act (“OWBPA”), Title VII of the Civil Rights Act, the Family and Medical Leave Act, the Genetic Information Nondiscrimination Act, the Americans with Disabilities Act, the Equal Pay Act, the Employee Retirement Income Security Act, the Civil Rights Act of 1991, Section 1981 of U.S.C. Title 42, the Worker Adjustment and Retraining Notification Act, the Whistleblower Protection Act, the California Labor Code, the California Fair Employment and Housing Act (as amended), and any other federal, state, or local statute or law; and any claim or recovery for any type of damages, compensation, bonus, attorneys’ fees, costs, or other relief that is or may be available to Employee. Employee acknowledges and agrees that the release contained in this Section 2 is intended to and shall be construed broadly to release any and all claims which Employee may have against the Released Parties, including, but not limited to, relating to and/or arising out of Employee’s employment and/or the cessation of his employment with any of the Released Parties and/or otherwise. To the fullest extent permitted by law, Employee will not take any action that is contrary to the promises he has made in this Agreement.

3. Covenant Not to Sue; Exclusions.

(a) To the fullest extent permitted by law, Employee agrees not to file or initiate a lawsuit in any court or initiate an arbitration proceeding asserting any of the claims released pursuant to this Agreement. Employee further agrees that Employee will not permit himself to be a member of any class action and/or collective action in any court or in any arbitration proceeding seeking relief based on any claims released pursuant to this Agreement. Further, while nothing in this Agreement precludes Employee from filing a charge with a governmental or administrative agency or participating in any investigation, hearing, or proceeding of such agency, Employee agrees that (except as to possible whistleblower awards from the Securities and Exchange Commission), he will not be entitled to any personal relief or money damages arising out of such claims, whether pursued by him or any governmental agency, other person or group.

(b) Notwithstanding the foregoing, by signing this Agreement, Employee is not giving up: (i) any rights to vested benefits, such as pension or retirement benefits, the rights to which are governed by the terms of the applicable plan documents and award agreements; (ii) claims or rights that cannot be waived by operation of law, such as claims for unemployment compensation or workers’ compensation benefits; (iii) claims to enforce this Agreement; or (iv) any monetary award offered by the Securities and Exchange Commission pursuant to Section 21F of the Securities Exchange Act of 1934.

4. ADEA Notice. Employee acknowledges that he is waiving and releasing any claims he may have under the ADEA, the OWBPA and otherwise, and that this waiver and release is knowing and voluntary. Employee is advised to consult with an attorney who is not affiliated with any of the Released Parties before signing this Agreement. Employee has twenty-one (21) days from the date he receives this Agreement to consider this Agreement. Employee may knowingly and voluntarily waive all or part of this 21-day period by signing and returning this Agreement to the Company, per the notice provisions of the Employment Agreement, prior to the expiration of the 21-day period. In the event that this Agreement is signed and delivered, Employee has a period of seven (7) days from the signature date to revoke this Agreement. Any revocation shall be made in writing by Employee and delivered to the Company, per the notice provisions of the Employment Agreement, within the 7-day revocation period. This Agreement will become effective and enforceable only after the revocation period has expired, without any revocation having been communicated, and the day following the expiration of the revocation period will be the “Effective Date” of this Agreement.

5. Unknown Claims. It is the intent of the parties that this Agreement shall be effective as a full and final accord and satisfaction and release of all released claims, whether known or unknown, as set forth above. Employee expressly waives and releases any right or benefit which he may have under Section 1542 to the fullest extent that he may waive all such rights and benefits pertaining to the matters released in this Agreement. It is the intent of the parties, through this Agreement and with the advice of counsel, to fully, finally and forever settle and release all claims Employee may have against the Released Parties, whether known or unknown.

6. Confidentiality of Agreement. Except as may be required by law, Employee will not in any manner disclose or communicate the existence of or any part of this Agreement to any other person except his spouse, his accountant or financial advisor to the limited extent needed for that person to prepare Employee’s tax returns, and his attorney. If Employee is required by law to disclose any of the terms of this Agreement, he must immediately provide written notice of that fact to the Company, enclose a copy of the subpoena and any other documents describing the legal obligation, and cooperate with the Company in objecting to such request and/or seeking confidentiality protections.

7. Non-Admission of Liability. The parties wish to resolve all disputes amicably and without additional costs and expenses. Nothing in this Agreement shall be construed as an admission of liability by any party or any Released Parties.

8. Adequacy of Consideration. Employee acknowledges that the Company’s promises set forth throughout this Agreement and the severance pursuant to the Employment Agreement would not be provided unless Employee signed this Agreement and are each separate and adequate consideration for this Agreement, including Employee’s release of claims.

9. Non-Assistance. To the fullest extent permitted by law, Employee will not cooperate with, or assist in, any claim, charge, lawsuit, investigation or arbitration against any of the Released Parties, unless required to do so by a lawfully issued subpoena, by court order or as expressly provided by regulation or statute. If Employee is served with a subpoena or is required by court order or otherwise to testify or produce documents in any type of proceeding involving any of the Released Parties, he must immediately advise the Company of same and cooperate with the Company in objecting to such request and/or seeking confidentiality protections.

10. Binding Agreement; Assignment. Except as otherwise provided herein, this Agreement will be binding upon and inure to the benefit of the parties’ respective successors, permitted assigns and transferees, personal representatives, heirs and estates, as the case may be; provided, however, that Employee’s rights and obligations under this Agreement may not be assigned without the prior written consent of the Company.

11. Choice of Law; Attorneys’ Fees; Arbitration. This Agreement and the rights and obligations of the parties hereunder will be governed by, and construed and enforced in accordance with, the laws of the State of New York, excluding any such laws that direct the application of the laws of any other jurisdiction. The Released Parties are intended third party beneficiaries of Employee’s obligations under this Agreement. In any action in which any of the Released Parties seeks to enforce this Agreement, in addition to available legal and equitable damages, it will be entitled to recover from Employee its reasonable attorneys’ fees and costs associated with such action. Any and all disputes related to or arising out of this Agreement shall be subject to the mandatory arbitration provisions of the Employment Agreement as though expressly incorporated herein.

12. Return of Severance Benefits. In addition to any other legal and/or equitable remedies, if it is judicially determined that Employee has breached this Agreement or any other contractual or legal obligation Employee owes to any of the Released Parties, then the Company shall be entitled to suspend payment of the severance benefits set forth in the Employment Agreement and Employee will be required to repay all severance benefits as set forth in the Employment Agreement, provided that he may retain $5,000. The exercise and/or availability of such remedy will not affect the validity of the release and other obligations of Employee as set forth in this Agreement or otherwise, nor will they limit the other legal and/or equitable remedies otherwise available to any of the Released Parties.

13. Interpretation; Severability. This Agreement shall be enforceable to the fullest extent permitted by law. If any provision is held to be unenforceable, then such provision will be construed or revised in a manner so as to permit its enforceability to the fullest extent permitted by applicable law. If such provision cannot be reformed in that manner, such provision will be deemed to be severed from this Agreement, but every other provision of this Agreement will remain in full force and effect.

14. Section 409A. This Agreement is intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended, and the final regulations issued thereunder (“Section 409A”), or an exemption under Section 409A and shall be construed and administered in accordance with Section 409A. Notwithstanding any other provision of this Agreement, payments provided under or in connection with the execution of this Agreement will be made in a manner that complies with Code Section 409A or an applicable exemption.

15. Entire Agreement. This Agreement reflects the entire agreement of the parties relative to the subject matter hereof, and supersedes all prior, contemporaneous, oral or written understandings, agreements, statements, representations or promises regarding the subject matter hereof. For the avoidance of doubt, this Agreement does not supersede any post-termination obligations of Employee under the Employment Agreement, or any restrictive covenant agreement between Employee or any other Released Party, including but not limited to the Restrictive Covenant Agreement between CANB and Employee executed contemporaneously with the Employment Agreement. This Agreement may not be amended, modified, waived or terminated except in a writing signed by Employee and the Company’s signatory to this Agreement. Further, the waiver by a party of a breach of any provision of this Agreement by the other will not operate or be construed as a waiver of any subsequent breach of the same or other provision of this Agreement.

16. Employee’s Acknowledgment. Employee represents that he has fully read and understands the meaning and application of this Agreement and all exhibits thereto; that he is not relying on any representation, statement, and/or promise not set forth in this Agreement; that the Company and Released Parties have advised him/her to consult with independent legal counsel; and that Employee is signing this Agreement of his/her own free will.

The parties hereto confirm their agreement by the signatures shown below.

EXECUTIVE	CAN B CORP.

By:
Stanley L. Teeple		Marco Alfonsi, CEO